Exhibit 99.1

Exhibit 99.1

PROXY

HERCULES INCORPORATED

SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Hercules Board of Directors for use at the Special Meeting of Shareholders on             , 2008.

The undersigned hereby appoints Craig A. Rogerson, Allen A. Spizzo and Israel J. Floyd, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on             ,             , 2008, at             A.M., local time, at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware, or at any adjournments or postponements thereof, as directed, upon the matters set forth in the Proxy Statement/Prospectus and upon such other matters as may properly come before the Special Meeting.

Signing and dating Hercules’ Proxy Card will have the effect of revoking any Proxy Card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any Proxy Card.

If you choose to vote by telephone or by the use of the Internet you do not have to return this Proxy Card. To vote by telephone, please dial 1-866-540-5760, have your Proxy Card in hand when you call and follow the voice prompts. To vote by the Internet, please log on to http://www.proxyvoting.com/hpc and have your Proxy Card in hand when you access the website.

This proxy, when properly executed, will be voted in the manner directed herein. If no choice is specified and the proxy is signed and returned, then the proxy will be voted FOR approval of each of Proposal No. 1 and Proposal No. 2, and in the discretion of the proxies on any other matters as may properly come before the Special Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

HERCULES PROPOSALS

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

Your Board of Directors Recommends a Vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Mark here if you plan to attend the Special Meeting:

1. Adoption of the Agreement and Plan of Merger, dated July 10, 2008, pursuant to which Ashland Inc. “( Ashland”) will acquire Hercules Incorporation (“Hercules”) and each outstanding share of Hercules common stock (other than shares held by Ashland or its subsidiaries, treasury shares and shares with respect to which appraisal rights under Delaware law have been demanded and perfected) will be converted into the right to receive 0.0930 of a share of Ashland common stock and $18.60 in cash.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

2. Adjournment of the Hercules special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Hercules special meeting in favor of proposal number 1.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

VANGUARD SHAREHOLDERS ONLY: This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Hercules Incorporated Savings and Investment Plan (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5:00 p.m. Eastern it me on             , 2008, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the voted shares.

Signature

Signature

Date

NOTE: Please sign exactly as your name or names appear on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 5:00 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hpc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where Step-by-step instructions will prompt you through enrollment.